Exhibit 99.1

www.nortel.com

FOR IMMEDIATE RELEASE                                                                                 May  27, 2009

For more information:

Jay Barta	Matthew Wray	Bohyun Kim
+1 972 685 2381	+852 2100 2238	+82 2 2005 2128
jbarta@nortel.com	wraym@nortel.com	kimvo@lg-nortel.com

Nortel to Seek Buyer for Stake in LG-Nortel Joint Venture

TORONTO – Nortel* [TSX: NT, OTC: NRTLQ] today announced that its principal operating subsidiary, Nortel Networks Limited, has decided to seek a buyer for its majority stake (50% + 1 share) in LG-Nortel, the company’s Korean joint venture with LG Electronics. Nortel has made this decision to secure a sound future for the LG-Nortel business, its valued customers and loyal employees.

LG-Nortel is a profitable, standalone business with a strong balance sheet, and has not filed for creditor protection. The joint venture has enjoyed solid revenues and profits since its establishment in November 2005, with several significant customer wins in Korea and abroad. The business achieved a Management Operating Margin** of $341 million, or 27%, in 2008, and Management Operating Margin for the first quarter of 2009 of 26%.

“This proposed divestiture represents the best path forward for LG-Nortel, its customers and employees,” said Peter MacKinnon, LG-Nortel’s Chairman and General Manager. “LG-Nortel is a strong, independent, technologically astute and commercially savvy organization. With a competitive portfolio of wireless, wireline and enterprise solutions, LG-Nortel is a market leader in Korea and select international markets. Our number one priority is the continued success of LG-Nortel and our customers.”

“LG-Nortel is a successful business with an accomplished leadership team, a culture of innovation, a dedicated employee base and a drive to succeed,” said Mike Zafirovski, President and CEO, Nortel. “As we work to evaluate the ultimate path forward for all of our businesses, this decision will allow LG-Nortel to embark on the next phase of its journey and realize its full potential.”

Pursuant to its ongoing creditor protection proceedings, Nortel Networks Limited will file a motion with the Ontario Superior Court of Justice for approval of a proposed sale process that has been agreed with LG Electronics and the appointment of Goldman Sachs to assist with the proposed divestiture. Any proposed sale that results from the sale process will require the consent of LG Electronics under the terms of the joint venture agreement, and further approval of the Ontario Court.

**Management Operating Margin is defined as revenues less cost of revenues, SG&A and R&D expense

About LG-Nortel

LG-Nortel is a joint venture of LG Electronics and Nortel. Established in 2005, LG-Nortel provides leading edge telecommunications equipment and network solutions, spanning wired and wireless technologies to service provider and enterprise customers in Korea and around the world. LG-Nortel is also actively developing next generation solutions for global markets, with over 750 skilled R&D engineers currently focused on wireless broadband technology evolution and the development of powerful new product lines. For more information on LG-Nortel, visit www.lg-nortel.com.

About Nortel

Nortel is a recognized leader in delivering communications capabilities that make the promise of Business Made Simple a reality for our customers. Our next-generation technologies, for both service provider and enterprise networks, support multimedia and business-critical applications. Nortel’s technologies are designed to help eliminate today’s barriers to efficiency, speed and performance by simplifying networks and connecting people to the information they need, when they need it. Nortel does business in more than 150 countries around the world. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

Certain statements in this press release may contain words such as “could”, “expects”, “may”, “should”, “will”, “anticipates”, “believes”, “intends”, “estimates”, “targets”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities laws. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. Further, actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following (i) risks and uncertainties relating to Nortel’s Creditor Protection Proceedings including: (a) risks associated with Nortel’s ability to: stabilize the business and maximize the value of its businesses; develop, obtain required approvals for, and implement a restructuring plan; resolve ongoing issues with creditors and other third parties whose interests may differ from Nortel’s; generate cash from operations and maintain adequate cash on hand in each of its jurisdictions to fund operations within the jurisdiction during the Creditor Protection Proceedings; operate within the restrictions and limitations of the current EDC Support Facility or put in place a longer term solution; if necessary, arrange for sufficient debtor-in-possession or other financing; continue to have cash management arrangements and obtain any further required approvals from the Canadian Monitor, the U.K. Joint Administrators, the U.S. Creditors’ Committee, or other third parties; raise capital to satisfy claims, including Nortel’s ability to sell assets to satisfy claims against us; obtain sufficient exit financing to support a restructuring plan; maintain R&D investments; realize full or fair value for any assets or business that may be divested; utilize net operating loss carryforwards and certain other tax attributes in the future; avoid the substantial consolidation of NNI’s assets and liabilities with those of one or more other U.S. Debtors; attract and retain customers or avoid reduction in, or delay or suspension of, customer orders as a result of the uncertainty caused by the Creditor Protection Proceedings; maintain market share, as competitors move to capitalize on customer concerns; operate Nortel’s business effectively in consultation with the Canadian Monitor, and work effectively with the U.K. Joint Administrators in their Administration of the European businesses inside U.K. Administration; actively and adequately communicate on and respond to events, media and rumors associated with the Creditor Protection Proceedings that could adversely affect Nortel’s relationships with customers, suppliers, partners and employees; retain and incentivize key employees and attract new employees; retain, or if necessary, replace major suppliers on acceptable terms and avoid disruptions in Nortel’s supply chain; maintain current relationships with reseller partners, joint venture partners and strategic alliance partners; obtain court orders or approvals with respect to motions filed from time to time; resolve claims made against Nortel in connection with the Creditor Protection Proceedings for amounts not exceeding Nortel’s recorded liabilities subject to compromise; prevent third parties from obtaining court orders or approvals that are contrary to Nortel’s interests; reject, repudiate or terminate contracts; and (b) risks and uncertainties associated with: limitations on actions against any Debtor during the Creditor Protection Proceedings; the values, if any, that will be prescribed pursuant to any restructuring plan to outstanding Nortel securities; the delisting of NNC common shares from the NYSE; and the potential delisting of NNC common shares and NNL preferred shares from the TSX; and (ii) risks and uncertainties relating to Nortel’s business including: the sustained and expanding economic downturn and extraordinarily volatile market conditions and resulting negative impact on Nortel’s business, results of operations and financial position and its ability to accurately forecast its results and cash position; cautious capital spending by customers as a result of factors including current economic uncertainties; fluctuations in foreign currency exchange rates; any requirement to make larger contributions to defined benefit plans in the future; a high level of debt, arduous or restrictive terms and conditions related to accessing certain sources of funding; the sufficiency of workforce and cost reduction initiatives; any negative developments associated with Nortel’s suppliers and contract manufacturers including Nortel’s reliance on certain suppliers for key optical networking solutions components and on one supplier for most of its manufacturing and design functions; potential penalties, damages or cancelled customer contracts from failure to meet contractual obligations including delivery and installation deadlines and any defects or errors in Nortel’s current or planned products; significant competition, competitive pricing practices, industry consolidation, rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles, and other trends and industry characteristics affecting the telecommunications industry; any material, adverse affects on Nortel’s performance if its expectations regarding market demand for particular products prove to be wrong; potential higher operational and financial risks associated with Nortel’s international operations; a failure to protect Nortel’s intellectual property rights; any adverse legal judgments, fines, penalties or settlements related to any significant pending or future litigation actions; failure to maintain integrity of Nortel’s information systems; changes in regulation of the Internet or other regulatory changes; Nortel’s potential inability to maintain an effective risk management strategy.

For additional information with respect to certain of these and other factors, see Nortel’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and Annual Report on Form 10-K for the year ended December 31, 2008 and other securities filings with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.